UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2010

NEONODE, INC.
(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 0-8419

Delaware	94-1517641
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Sweden -Linnegatan 89, SE-115 23 Stockholm
USA - 651 Byrdee Way, Lafayette, CA. 94549
(Address of principal executive offices, including Zip Code)

Sweden + 46 8 667 17 17
USA + 1 925 768 0620
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07        Submission of Matters to a Vote of Securities Holders

Signatures

Section 5 — Submission of Matters to a Vote of Securities Holders

Item 5.07 Submission of Matters to a Vote of Securities Holders

On August 6, 2010, the Company held its Annual Meeting of Stockholders.

The stockholders approved the following four items:

(i)   The election of Mr. John Reardon as a Director of the Company for a term of three years or until his successor is elected.

(ii)  The ratification of the appointment of KMJ Corbin and Company as the Company’s independent auditor for the 2010 fiscal year.

(iii) The ratification of the terms of certain capital raising transactions effected by the Company in the fourth quarter of 2009 and the first quarter of 2010.

(iv) The authorization of the Board of Directors, in its discretion, to amend the Company’s Certificate of Incorporation to effect a reverse stock split without further approval or authorization of the Company’s stockholders at a ratio of not less than twenty-for-one and not more than fifty-for-one, with the exact ratio to be set within this range as determined by the Board in its sole discretion at any time prior to the next annual meeting of stockholders of the Company.

The results of the votes were as follows:

Proposal	Votes For	Votes Against/Withheld	Abstentions	Broker Non-Votes
Election of Director John Reardon	243,328,118	--	--	--

Ratification of Appointment of KMJ Corbin and Company	243,328,118	--	--	--

Ratification of Capital Raising Transactions	243,328,118	--	--	--

Authorization of the Board of Directors to Amend the Certificate of Incorporation to Effect a Reverse Stock Split	243,328,118	--	--	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE, INC.

By:	/s/ David W. Brunton
Name: David W. Brunton
Title: Chief Financial Officer

Date: August 10, 2010